EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 1994 appearing on page 23 of International Flavors & Fragrances Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.



Price Waterhouse
1177 Avenue of the Americas
New York, New York 10036
July  1, 1994